UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2026

UMH Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-12690	22-1890929
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, NJ	07728
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 577-9997

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $.10 par value	UMH	New York Stock Exchange
6.375% Series D Cumulative Redeemable Preferred Stock, $.10 par value	UMH PRD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Kevin Miller Employment Agreement

On June 18, 2026, the Company entered into an Employment Agreement (“Miller Agreement”) with Kevin Miller, the Company’s newly appointed Executive Vice President, Chief Financial Officer and Treasurer, effective as of June 1, 2026. The Miller Agreement has an initial term ending on January 1, 2027 and will be renewed automatically thereafter for successive one (1) year terms commencing on the first day of each calendar year unless otherwise terminated pursuant to the terms of the Miller Agreement. Pursuant to the terms of the Miller Agreement, Mr. Miller is entitled to receive an annual base salary of $430,000 (which shall be pro-rated for 2026). Mr. Miller’s base salary will be reviewed at least annually by the Compensation Committee and may be increased (but not decreased) in its discretion. Mr. Miller shall also be eligible to receive an annual cash bonus for any calendar year under the Miller Agreement with a target value equal to sixty percent (60%) of Mr. Miller’s base salary in effect for the calendar year (pro-rated for the 2026 calendar year based upon the June 1, 2026 commencement of employment). Such annual cash bonus shall be based on a combination of corporate/financial metrics and individual performance goals to be established by the Compensation Committee in consultation with Mr. Miller. For each year during the term of the Miller Agreement, Mr. Miller will also be eligible to participate in and receive a long term equity compensation award under the UMH Properties, Inc. 2023 Equity Incentive Award Plan or any successor stock or long term equity-based incentive plan adopted by the Company. Long term equity awards may be provided to Mr. Miller in the form of stock options, restricted stock units, performance-based restricted stock units, restricted stock, long-term incentive plan units, profits interests, and/or other equity or equity-based types of award, as determined by the Compensation Committee in accordance with plan terms. Any such equity awards shall be subject to performance-based and time-based vesting requirements as determined by the Compensation Committee. Performance-based vesting requirements that the Compensation Committee may elect to utilize for this purpose may include, without limitation, one or more of the following: normalized FFO per share growth, total shareholder return, same property occupancy increase, NOI growth, sale increase, acquisitions, development of sites (including through any joint ventures), capital raising and ESG. Awarded equity compensation may also be based in part upon the performance-based relative shareholder return of the Company as compared to the MSCI US REIT Index. Equity award amounts shall be reviewed at least annually by the Compensation Committee and may be increased (but not decreased) in its discretion. Any long term equity award for 2026 shall be pro-rated based upon Mr. Miller’s June 1, 2026 commencement of employment.

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Under the Miller Agreement, if Mr. Miller’s employment is terminated (A) by the Company other than for cause (as defined in the Miller Agreement), (B) by Mr. Miller for good reason (as defined in the Miller Agreement), (C) due to non-renewal by the Company at the end of the applicable term, or (D) due to Mr. Miller’s death or disability (as defined in the Miller Agreement), then Mr. Miller, in addition to receiving any accrued but unpaid compensation and any nonforfeitable benefits to which Mr. Miller is entitled under benefit plans maintained by the Company as provided in the Miller Agreement, and subject (except in the case of Mr. Miller’s death) to a customary release and separation agreement being executed by Mr. Miller, will be entitled to receive any unpaid cash bonus payable for any completed prior year and an amount equal to three (3) times (or, in the case of Mr. Miller’s termination due to death or disability, one (1) times) the sum of (i) Mr. Miller’s base salary as in effect for the calendar year in which the termination occurs plus (ii) the average of the annual cash bonus amounts earned by Mr. Miller over the three (3) year period immediately preceding the year in which Mr. Miller’s termination occurs. Such amounts described in (i) and (ii) shall be paid under the Miller Agreement in thirty-six (36) equal monthly installments (or twelve (12) equal monthly installments in the event of termination due to Mr. Miller’s disability or death), except upon a termination at or within twenty-four (24) months after a change of control of the Company. Further, any unvested stock options or time-based equity or equity-based awards granted or issued to Mr. Miller prior to the date of termination shall vest ratably over the thirty-six (36) month period immediately following the date of termination (or, in the case of Mr. Miller’s termination due to death or disability, ratably over the twelve (12) month period immediately following his termination due to death or disability) as if Mr. Miller remained fully employed for such period. The foregoing amounts, excluding accrued but unpaid compensation and any nonforfeitable incentive benefits to which Mr. Miller is entitled under benefit plans maintained by the Company as provided in the Miller Agreement, are collectively referred to herein as the “Miller Termination Benefit”.

If Mr. Miller’s employment is terminated by the Company for cause or Mr. Miller terminates his employment without good reason, he shall not be entitled to receive the Miller Termination Benefit and shall only receive accrued but unpaid compensation and any nonforfeitable benefits to which Mr. Miller is entitled under benefit plans maintained by the Company as provided in the Miller Agreement through the date of termination.

The Miller Agreement also provides that in the event Mr. Miller’s employment is terminated at or within twenty-four (24) months following the consummation of a change of control of the Company, either without cause by the Company or its successor (including as a result of the Company’s or its successor’s decision not to renew the Miller Agreement at the end of the applicable term), or due to Mr. Miller’s death or disability, or by Mr. Miller for good reason, and Mr. Miller would otherwise be entitled to receive the Miller Termination Benefit described above as a result of such termination of his employment, then Mr. Miller shall be entitled to receive a single lump sum payment of the Miller Termination Benefit not later than sixty (60) days following the termination, provided that such a lump-sum payment would be permitted by applicable provisions of the Internal Revenue Code.

The Miller Agreement also entitles Mr. Miller (and, as applicable, his spouse and eligible dependents) to certain customary fringe benefits, including vacation, life insurance and health benefits and the right to participate in the Company’s 401(k) retirement plan.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
10.1	Employment Agreement, dated June 18, 2026 (effective as of June 1, 2026), between UMH Properties Inc. and Kevin Miller
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMH Properties, Inc.

Date: June 23, 2026	By:	/s/ Samuel A. Landy
	Name:	Samuel A. Landy
President and Chief Executive Officer

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